Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (including the exhibits attached hereto, this “Agreement”), effective as of February 7, 2022 (the “Effective Date”), is entered into by and between (i) Voyager Therapeutics, Inc., a Delaware corporation with an office at 75 Sidney Street, Cambridge, MA 02139 (“Voyager”) and (ii) Alfred Sandrock, Jr., M.D., Ph.D., an individual residing at                 (“Consultant”) (Voyager and Consultant, each a “Party,” and together, the “Parties”).

WHEREAS, Voyager is a gene therapy company focused on developing life-changing treatments for patients suffering from severe neurological disease that is developing one or more investigational new drugs (the “Business”); and

WHEREAS, Voyager desires to retain the consulting and/or advisory services of Consultant with respect to certain activities as described in this Agreement, and Consultant is willing to so act.

NOW, THEREFORE, Consultant and Voyager agree as follows:

1.	Description of Services. Voyager hereby retains Consultant as a consultant to Voyager and Consultant hereby agrees to use his/her best efforts to provide advice and assistance to Voyager in the area of Consultant’s expertise related to the Business from time to time as requested by Voyager (the “Services”). In particular, the Services shall include any specific activities described on the attached Description of Services Form attached hereto as Exhibit A (the “Statement of Work”). Any changes to the Services (and any related compensation adjustments) must be agreed to in writing between Consultant and Voyager prior to implementation of the changes.

2.	Term & Termination. The term of this Agreement shall be the twelve (12) month contract year commencing on the Effective Date, unless earlier terminated in accordance with this Agreement or extended by mutual written agreement (the “Term”). Voyager may terminate this Agreement at any time without cause upon not less than ten (10) days’ prior written notice to Consultant. Consultant may terminate this Agreement at any time without cause upon not less than ten (10) days’ prior written notice to Voyager. Any expiration or termination of this Agreement shall be without prejudice to any obligation of either party that has accrued prior to the effective date of expiration or termination. Upon expiration or termination of this Agreement, neither Consultant nor Voyager will have any further obligations under this Agreement, except that (a) Consultant will terminate all Services in progress in an orderly manner as soon as practicable and in accordance with a schedule agreed to by Voyager, unless Voyager specifies in the notice of termination that Services in progress should be completed; (b) Consultant will deliver to Voyager all Work Product (defined below) made through the expiration or termination of this Agreement; (c) Voyager will pay Consultant any monies due and owing Consultant for Services performed and all authorized expenses actually incurred up to the time of termination or expiration; (d) Consultant will immediately return to Voyager all Voyager Materials (defined below) and copies thereof provided to Consultant under this Agreement, subject to Section 8; (e) the Receiving Party (as defined below) shall return to the Disclosing Party (as defined below) or destroy, at the Disclosing Party’s sole discretion and cost, any and all Confidential Information (as defined below) in the Receiving Party’s possession (including any and all paper or digital copies thereof) and, if applicable, provide a written certification to the Disclosing Party regarding such destruction; provided, however, that the Receiving Party may retain (i) one (1) copy of Disclosing Party’s Confidential Information in its confidential files, solely for the purpose of monitoring its surviving obligations and exercising its surviving granted or reserved rights under this Agreement, and (ii) such additional copies of, or any computer records or files containing, the Disclosing Party’s Confidential Information as have been created by the Receiving Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, but not for any other use or purpose; and (f) the terms, conditions and obligations under Sections 2 and 4 through 18 will survive expiration or termination of this Agreement.

3.	Payment of Fees and Expenses. Voyager will pay Consultant a fee and expenses as set forth in Exhibit A hereto.

Consultant agrees that the amounts payable or otherwise provided by Voyager under this Agreement (i) represent the fair market value of the Services, (ii) have not been determined in a manner that takes into account the volume or value of any referrals or business, and (iii) do not include any consideration to Consultant in return for the purchasing, leasing, or ordering of any services other than the specific Services described in the Statement of Work.

Upon execution of this Agreement, Consultant shall submit a W-9/W-8BEN/W-8ECI (as applicable) to Voyager’s Accounts Payable department at the address above. Invoices will not be paid without Voyager’s receipt of Consultant’s W-9/W-8BEN/W-8ECI information.

4.	Representations and Warranties.

4.1.	Compliance with Laws. Consultant represents and warrants that Consultant will render Services in compliance with (a) all applicable laws, statutes, directives, ordinances, codes, regulations, rules, by-laws, judgments, decrees, and orders of any governmental or regulatory authority, department, body, agency, court, tribunal, bureau, commission, or other similar body, whether federal, state, provincial, county, or municipal, in the United States and European Union (the “EU”) (and/or in any other jurisdiction(s)), including but not limited to (i) those governing the purchase and sale of securities while in possession of material, nonpublic information about Voyager, (ii) the federal and state anti-kickback and fraud and abuse laws and regulations and laws governing payments to and relationships with healthcare professionals and other customers/potential customers, including 42 U.S.C. §1320a-7b(b) and 31 U.S. Code § 3729, (iii) the federal Food and Drug Administration laws, regulations and guidance, including the federal Food, Drug and Cosmetic Act and the Prescription Drug Marketing Act, (iv) federal and state privacy and data protection laws, including, but not limited to, the federal Health Insurance Portability and Accountability Act of 1996 and the Health Information Technology for Economic and Clinical Health Act (“HIPAA”) and Chapter 93H of The Massachusetts General Laws and its implementing regulations, 201 CMR 17.00, and Cal. Civ. Code § 1798.80-.84, and (v) any law or regulation requiring disclosure of any payments made hereunder ((i)-(v), collectively, “Applicable Law”); (b) the highest professional standards; (c) any and all Voyager policies and procedures; and (d) any other compliance requirements provided by Voyager. Without limiting Consultant’s obligation to comply with all Applicable Law in providing Services, Consultant agrees to comply with (i) the United States Foreign Corrupt Practices Act, as amended from time to time, and (ii) the OECD Anti-Bribery Convention with regard to Services, including not offering or giving anything of value to a foreign public official in connection with the performance of the official’s duties or inducing an official to use their position to influence any acts or decisions of any foreign, state or public international organization.

4.2.	Absence of Debarment. Further, Consultant represents and warrants that Consultant and Consultant’s affiliates and personnel have not been, and is not under consideration to be (a) debarred from providing services pursuant to Section 306 of the United States Federal Food Drug and Cosmetic Act, 21 U.S.C. § 335a; (b) excluded, debarred or suspended from, or otherwise ineligible to participate in, any federal or state health care program or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. §1320a-7b(f)); (c) disqualified by any government or regulatory agencies from performing specific services, and is not subject to a pending disqualification proceeding; or (d) convicted of a criminal offense related to the provision of health care items or services, or under investigation or subject to any such action that is pending. Consultant will notify Voyager immediately in writing if Consultant, its affiliates, or any of their respective officers, directors or employees, as applicable, is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Consultant’s knowledge, is threatened.

4.3.	Compliance with Obligations to Third Parties. Consultant represents and warrants to Voyager that the terms of this Agreement and Consultant’s performance of the Services do not and will not conflict with any of Consultant’s obligations to any third parties. Consultant represents that Consultant has not brought and will not bring with Consultant to Voyager or use in the performance of the Services any equipment, funds, space, personnel, facilities, confidential information, trade secrets or other resources of any third party which are not generally available to the public, unless Consultant has obtained written authorization for their possession and use, nor will Consultant take any other action that would result in a third party, including without limitation, an employer of Consultant, asserting ownership of, or other rights in, any Work Product, unless agreed upon in writing in advance by Voyager. If Consultant is a faculty member at or employee of a university or hospital or another organization or Voyager (“Institution”), Consultant represents and warrants that Consultant is not prohibited by any applicable policy of such Institution, including without limitation any policy addressing conflicts of interest or intellectual property, from performing the Services or effectuating the assignment and/or grant of rights and/or licenses to Voyager hereunder. To the extent Consultant is subject to any policy of Consultant’s employer that requires approval of agreements governing external consulting services, Consultant represents that such approval has been given and covenants that such approval will be obtained prior to entering into any amendment to this Agreement requiring such approval. Consultant will notify Voyager immediately of any breach of this Section 4.3.

4.4.	No Malicious Code. Consultant will provide all Work Product and/or Services free of any security interests, claims, liens, or any other encumbrances whatsoever. Consultant will not knowingly introduce any malicious code into the Work Product or otherwise cause any malicious code to interfere with or surreptitiously intercept or expropriate or damage Voyager's systems. Consultant shall have appropriate security systems in place to protect against malicious code at all times during the Term, and will test any Work Product prior to delivery to and/or use by Voyager to ensure that it is free of any malicious code.

5.	Healthcare Compliance.

5.1.	No Payments/Items of Value. Except as explicitly set forth in the Statement of Work or otherwise approved in writing by Voyager, Consultant is prohibited from providing any payment, gift, remuneration or other transfer of value to any healthcare organization or healthcare professional, patient organization or patient in connection with the provision of the Services without prior written approval from Voyager and as specifically set forth in the Statement of Work. If such approval is provided by Voyager, Consultant agrees to document all healthcare organization/healthcare professional identifier information requested by Voyager, as well as provide documentation to support the amount/value of the payment, gift, remuneration or other transfer of value in accordance with Section 5.2 of this Agreement.

5.2.	Certain Disclosures and Transparency. Consultant acknowledges that Voyager and its affiliates are required to abide by federal and state disclosure laws and certain transparency policies governing their activities including providing reports to the government and to the public concerning financial or other relationships with healthcare providers. Consultant agrees that Voyager and its affiliates may, in their sole discretion, disclose information about this Agreement and about Consultant’s Services including those relating to healthcare providers and any compensation paid to healthcare providers pursuant to this Agreement. Consultant agrees to promptly supply information reasonably requested by Voyager for the purposes of any such disclosure. To the extent that Consultant is independently obligated to disclose specific information concerning Services relating to healthcare providers and compensation paid to healthcare providers pursuant to this Agreement, Consultant will make timely and accurate required disclosures.

5.3.	Adverse Event Reporting. If Consultant receives notice of any Adverse Events (as defined below), other safety information (i.e. reports of misuse/abuse, overdose, off label use, medication errors including potential errors, lack of efficacy, transmission of infectious agents, occupational exposure, and any drug exposure (maternal and paternal) during pregnancy and/or breastfeeding) or complaints relating to any complaints associated with the use of any therapeutic product manufactured by or on behalf of Voyager (collectively, “Safety Data”), Consultant will provide notice of such Safety Data to Voyager as soon as possible, and in any event within one (1) business day of the time when Consultant first becomes aware of such Safety Data, in accordance with Voyager's requirements. As used herein "Adverse Event" shall have the meaning set forth in 21 CFR 310.305 and 21 CFR 314.80.

5.4.	Interactions with Healthcare Professionals. In the event that Consultant engages or interacts with any healthcare professional or healthcare provider as part of the Services, Consultant shall comply with the terms and conditions of this Agreement and the Statement of Work, any and all Voyager policies and procedures applicable to such interaction, and Applicable Law. In addition, Consultant shall only use Voyager Materials specifically approved for use by Consultant for the Services, or such other materials as Voyager may specifically approve for use by Consultant for the Services in writing in advance, in connection with such interactions.

5.5.	Interactions with Patients and Patient Organizations. In the event that Consultant engages or interacts with any patients or patient organizations as part of the Services, Consultant shall comply with the terms and conditions of this Agreement and the Statement of Work, any and all Voyager policies and procedures applicable to such interaction, and Applicable Law. In addition, Consultant shall only use Voyager Materials that are specifically approved for use by Consultant for the Services or such other materials as Voyager may specifically approve for use by Consultant for the Services in writing in advance, in connection with such interactions. Prior to engaging any patient in connection with the Services, Consultant shall obtain the patient's authorization to Voyager's use of the Work Product and the Services as outlined in the Statement of Work and each such consent shall be prepared and provided in accordance with Applicable Law.

6.	Work Product.

6.1.	Ownership. Consultant will promptly and fully disclose in confidence to Voyager any and all inventions, discoveries, improvements, ideas, concepts, designs, processes, formulations, products, computer programs, works of authorship, databases, mask works, trade secrets, know-how, information, data, documentation, reports, research, creations and other products (whether or not patentable or subject to copyright or trade secret protection) arising from or made in the performance of the Services that are related to the Business or that otherwise incorporate, reference, or rely upon Voyager’s Confidential Information, whether solely by Consultant or jointly by Consultant and Voyager’s employees, contractors, and/or agents (collectively, the “Work Product”). The Work Product shall constitute a “work made for hire” for the purposes of United States copyright laws, except to the extent that it cannot legally constitute a “work made for hire.” Consultant hereby assigns to Voyager any and all of Consultant’s rights, title and interest, throughout the world, in and to any and all Work Product that cannot legally constitute a “work made for hire” for the purposes of United Sates copyright laws, except to the extent that such Work Product is not legally assignable. To the extent that any such Work Product cannot by law constitute a “work made for hire” and is not otherwise legally assignable, Consultant grants to Voyager an exclusive (even as between Voyager and Consultant), royalty-free, fully paid-up right and license to practice, use, and exploit such Work Product for any and all purposes.

6.2.	Representation and Warranty; Cooperation. Consultant represents and warrants that Consultant has all rights in the Work Product required to effectuate the foregoing assignments and grants of licenses to Voyager of rights in such Work Product. Consultant will execute all documents, and take any and all actions needed, all without further consideration, in order to perfect Voyager’s rights in the Work Product (as set forth above). In the event that Consultant should fail or refuse to execute such documents within a reasonable time, Consultant appoints Voyager as attorney to execute and deliver any such documents on Consultant’s behalf. Consultant will keep and maintain adequate and current written records of all Work Product, and such records will be available to and remain the sole property of Voyager at all times.

6.3.	Consultant Property. Voyager acknowledges and agrees that, as of the Effective Date, Consultant and Consultant’s affiliates possess certain templates, programs, methodologies, processes, technologies and/or other materials relating directly to Consultant’s business that Consultant and its affiliates have developed, acquired, and/or licensed (a) independently of this Agreement and (b) without the benefit of any information provided to Consultant by or on behalf of Voyager (collectively with any and all associated intellectual property rights therein, the “Consultant Property”). Notwithstanding the foregoing, Consultant will retain full ownership (as between the parties) of all rights, title, and interest, throughout the world, in and to such Consultant Property, regardless of whether such Consultant Property is used in connection with Consultant’s performance of its obligations under this Agreement. Notwithstanding the foregoing, Consultant hereby grants to Voyager and its affiliates a perpetual, non-exclusive, fully paid-up worldwide, sublicensable license through multiple tiers, to use Consultant Property utilized by Consultant in the performance of Services and incorporated into the Work Product for Voyager and its Affiliates to practice, use, and exploit the Work Product for any and all purposes.

7.	Confidentiality & Non-Use.

7.1.	Definition. “Confidential Information” means any and all scientific, technical, financial, marketing, legal, regulatory, or business information, including trade secrets, in whatever form (written, oral or visual) that is furnished or made available to a Party (the “Receiving Party”) by or on behalf of the other Party (the “Disclosing Party”) and that (a) if in tangible form, is labeled in writing as proprietary or confidential; (b) if in oral or visual form, is noted as proprietary or confidential at the time of disclosure or within fifteen (15) days thereafter; or (c) a reasonable person in the life sciences industry would understand to be confidential or proprietary based on its nature or the circumstances of its disclosure. For the avoidance of doubt, (y) Voyager’s Confidential Information shall include (i) all Work Product, (ii) any and all Voyager Materials (including any and all information contained in or comprising the Voyager Materials), and (iii) all confidential and proprietary data, trade secrets, business plans, and other information of a confidential or proprietary nature in written, electronic or other media, belonging to Voyager or its subsidiaries or third parties with whom Voyager may have business dealings, disclosed or otherwise made available to Consultant by Voyager or on behalf of Voyager; in each case of (i)-(iii), excluding any Consultant Property; and (z) Consultant’s Confidential Information includes all confidential and proprietary data, trade secrets, business plans, and other information of a confidential or proprietary nature in written, electronic or other media contained or embodied in the Consultant Property.

7.2.	Obligations. During the Term and for a period of ten (10) years following the expiration or termination of this Agreement, subject to Section 7.3, the Receiving Party agrees to (a) hold the Disclosing Party’s Confidential Information in confidence; (b) exercise reasonable precautions to physically protect the integrity and confidentiality of the Disclosing Party’s Confidential Information; (c) not disclose any of the Disclosing Party’s Confidential Information to any third party without the prior written consent of the Disclosing Party; (d) not use the Disclosing Party’s Confidential Information for any purpose except as may be necessary for the Receiving Party to perform its obligations and exercise its granted or reserved rights under this Agreement (including, in the case of Consultant, in the ordinary course of performing Services) without the prior written consent of the Disclosing Party; (e) treat the Disclosing Party’s Confidential Information with no less than a reasonable degree of care; and (f) reproduce the Disclosing Party’s Confidential Information solely to the extent necessary for the Receiving Party to perform its obligations and exercise its granted or reserved rights under this Agreement (including, in the case of Consultant, to provide the Services), with all such reproductions being considered the Disclosing Party’s Confidential Information. Notwithstanding the foregoing, the Receiving Party’s non-disclosure and non-use obligations set forth in this Section 7.2 with respect to trade secrets included in the Disclosing Party’s Confidential Information will continue for as long as such Confidential Information continues to constitute trade secret under Applicable Law. The Receiving Party may disclose the Disclosing Party’s Confidential Information solely to its employees, contractors, or agents (collectively, “Representatives”) on a need-to-know basis, provided that any such Representatives are bound by written obligations of confidentiality at least as restrictive as those set forth herein, and Receiving Party remains liable for the compliance of such Representatives. Notwithstanding the foregoing, the Receiving Party’s obligations of non-disclosure and non-use under this Section 7.2 will not apply to any portion of the Disclosing Party’s Confidential Information that the Receiving Party establishes by competent proof: (v) was in the public domain at the time of disclosure through no wrongful act on the part of the Receiving Party; (w) after disclosure, becomes part of the public domain by publication or otherwise, except by a wrongful act on the part of the Receiving Party; (x) was known to the Receiving Party at the time of disclosure by the Disclosing Party other than as a result of the Receiving Party’s breach of any legal obligation; (y) becomes known to the Receiving Party on a non-confidential basis through disclosure by sources other than the Disclosing Party having the legal right to disclose such Confidential Information; or (z) is independently developed by the Receiving Party without reference to or reliance upon the Disclosing Party’s Confidential Information. The Receiving Party may disclose the Disclosing Party’s Confidential Information to a governmental authority or by order of a court of competent jurisdiction only if required and provided that the disclosure is subject to all applicable governmental or judicial protection available for like material and, to the extent permitted under Applicable Law, reasonable advance notice is given to the Disclosing Party.

7.3.	Permitted Disclosures. The Receiving Party understands and acknowledges that nothing in this Agreement or elsewhere prohibits the Receiving Party from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. The Receiving Party understands that the Receiving Party is not required to notify the Disclosing Party of any such communications; provided, however, that nothing herein authorizes the disclosure of information obtained by the Receiving Party through a communication that was subject to the attorney-client privilege of the Disclosing Party. Further, notwithstanding the Receiving Party’s non-disclosure and non-use obligations under Section 7.2, the Receiving Party understands that the Receiving Party is hereby advised as follows pursuant to the Defend Trade Secrets Act: An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

7.4.	Personal Identifiable Information. Notwithstanding anything to the contrary in this Agreement, Consultant will not disclose to any third party nor use any protected health information, personal data, patient data, or biological samples of subjects enrolled in clinical studies that are the subject of the Services (collectively, “Personal Identifiable Information”) except as expressly required by Voyager and as long as such disclosure and use is in compliance with Applicable Law; and (b) such restrictions on the disclosure and use of Personal Identifiable Information will remain in place for as long as such restrictions are required under Applicable Law. Voyager’s use and disclosure of Personal Identifiable Information will be in accordance with Applicable Law and the relevant consent documents. In the event that Consultant, in the course of providing the Services to Voyager, receives, stores, maintains, processes or otherwise has access to Personal Identifiable Information (including, but not limited to, an individual’s name and social security number, driver’s license number or financial number) then Consultant shall safeguard this information in accordance with Applicable Law, and to the extent that Consultant experiences a security breach for information generated in connection with this Agreement, Consultant shall notify Voyager thereof in writing within twenty-four (24) hours of discovering such security breach.

8.	Voyager Materials and Facilities. Voyager shall retain exclusive ownership (as between Voyager and Consultant) of all rights, title, and interest in and to any and all documents, data, information, records, materials, apparatus, equipment and other physical property furnished or made available by or on behalf of Voyager to Consultant in connection with this Agreement (collectively with all associated intellectual property rights therein, the “Voyager Materials”). Except as is expressly set forth herein, Consultant shall have no rights, title, or interest in or to any Voyager Materials, whether by implication, estoppel, or otherwise. Consultant shall promptly return any Voyager Materials to Voyager upon Voyager’s request. In any event, Consultant shall return and deliver all Voyager Materials, including any copies thereof, upon termination or expiration of this Agreement, irrespective of the reason for such termination. Consultant will use Voyager Materials only as necessary to perform the Services and will not transfer or make available to any third party the Voyager Materials without the express prior written consent of Voyager. Consultant recognizes that Voyager’s facilities are private and Consultant will abide by Voyager's security requirements and conditions for access and usage and agrees that only those subjects, areas and programs designated by Voyager as necessary to fulfill Voyager’s requirements will be accessed and/or perused by Consultant. In no event will any Confidential Information of Voyager, programs or other information be copied or removed by Consultant without Voyager's express written approval. Notwithstanding the foregoing, Consultant may retain any communication between Consultant and Voyager with respect to payment of fees and expenses and a copy of this Agreement, or amendments hereto, or other document related to enforcement of the obligations in this Agreement, subject to nondisclosure and nonuse obligations set forth in this Agreement except that Consultant may share such documents with his financial advisors, accountants, and legal counsel as necessary.

9.	Publication; Publicity. Work Product may not be published or referred to, in whole or in part, by Consultant without the prior express written consent of Voyager. Consultant shall not use the name, logo, trade name, service mark, or trademark, or any simulation, abbreviation, or adaptation of same, or the name of Voyager or its subsidiaries for publicity, promotion, or similar non-regulatory uses without Voyager’s prior written consent.

10.	Recordings and Images. During the term of this Agreement, Consultant hereby consents to Voyager or any designee, employee or agent of Voyager, recording, in any medium and by any method (including, but not limited to, photographing, filming, audio-recording, transcribing, and/or video-recording), the testimonial(s), presentation(s) and/or interview(s) of Consultant created in connection with this Agreement (collectively “Recordings”). Consultant acknowledges and agrees that Consultant provides these Recordings free of charge without any obligation of Voyager to provide consideration for such Recordings. Consultant by signing this Agreement hereby irrevocably grants to Voyager and its successors, assigns, and licensees the perpetual right to use Consultant’s image, name, likeness and sound of Consultant’s voice as recorded in such Recordings. Consultant understands and agrees that such Recordings may be edited, copied, exhibited (including, but not limited to, exhibit or display via the Internet or other electronic means), published or distributed for any lawful purpose (including, but not limited to educational, informational, promotional and advertising materials). Consultant waives the right to royalties or other compensation arising from or related to the use of such Recordings or Consultant’s image as contained in such Recordings. There is no geographic limitation on where these Recordings and the materials derived using these Recordings may be distributed. Consultant understands and agrees that Voyager is and shall be the exclusive owner of any and all right, title, and interest, including copyright, in and to any and all Recordings and materials derived from such Recordings that are created under this Agreement. Consultant hereby releases any and all claims Consultant may have now or in the future for invasion of privacy or right of publicity against Voyager, or any person or organization collecting this material on behalf of Voyager with respect to the collection of such material, and with respect to the use, distribution or derivation of materials from such Recordings so long as the distribution of such Recordings is for reasonable and legitimate business purposes as determined by Voyager and are distributed in a responsible manner in accordance with general industry practices.

11.	Insurance. Consultant shall maintain such insurance as shall be reasonably necessary to insure itself against any claim or claims for damages arising out of the Services or this Agreement. Consultant shall provide evidence of such coverage to Voyager upon request.

12.	Non-Solicitation; Certain Other Conflicts of Interest; Trading in Voyager Securities.

12.1.	Non-Solicitation of Customers, Employees and Contractors. In order to protect Voyager’s Confidential Information and goodwill, during the Term of this Agreement and for a period of one (1) year following the termination of or expiration of this Agreement for any reason (the “Restricted Period”), Consultant will not, directly or indirectly, in any manner, other than for the benefit of Voyager:

(a)	solicit, divert, or take away, any business from or with any of the customers or prospective customers of Voyager or any of its vendors, collaborators or suppliers with whom Consultant was actively involved in the course of providing Services;

(b)	(i) solicit for employment or employ any individual who is currently employed by Voyager or engaged by Voyager as a consultant, or who was employed by Voyager or engaged by Voyager as a consultant within the previous twelve (12) months (each, a “Covered Individual”), (ii) induce, encourage, entice, or attempt to solicit any such Covered Individual to leave Voyager for any reason, or (iii) otherwise participate in or facilitate the hire, directly or through another entity, of any such Covered Individual. Notwithstanding the foregoing, it will not be a violation of this provision if (A) a third party with whom Consultant has a relationship hires or engages a Covered Individual without Consultant’s involvement; or (B) Consultant or a third party with whom Consultant has any relationship hires or engages a Covered Individual based on the Covered Individual’s responding to a general job advertisement or listing without any solicitation by Consultant; or

(c)	recommend to any third party or person that they employ or solicit for employment or form an association with a Covered Individual, unless such recommendation is made at the express request of a Covered Individual and is requested by the Covered Individual as a reference supporting an offer of employment that has been previously received by the Covered Individual.

Consultant acknowledges and agrees that if Consultant violates any of the provisions of this Section 12.1, and to the extent permitted by law, the running of the Restricted Period will be extended by the time during which Consultant engages in such violation(s).

12.2.	Certain Other Conflicts of Interest. Consultant represents that, except as disclosed in writing to Voyager, Consultant: (a) does not own directly or indirectly five percent (5%) or more of the stock or other equity securities of any entity which is a Competitive Business or a current or potential customer or supplier of Voyager; (b) is not aware of any legal proceedings pending or threatened against Consultant, or any reasonable basis for such proceedings, which (i) would conflict with Consultant’s obligations hereunder or question the validity of this Agreement; or (ii) may materially or adversely affect the business or prospects of Voyager; and (c) is not aware of any fact concerning Consultant (either professionally or personally) which may materially or adversely affect the business or prospects of Voyager.

12.3.	Trading in Voyager Securities. Consultant is aware that the United States and other applicable securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Consultant may gain access to information in connection with the provision of Services that could potentially subject Consultant to insider trading liability (as defined under the US federal securities laws and regulations adopted by the United States Securities and Exchange Commission) in connection with trading in Voyager securities. Consultant shall comply with all relevant laws respecting any trading in Voyager securities.

13.	Independent Contractor Relationship. Nothing contained in this Agreement shall be deemed to establish an employment relationship between Voyager and Consultant, it being the intent of the parties to establish an independent contractor relationship, nor shall Consultant have authority to bind Voyager in any manner whatsoever by reason of this Agreement. Consultant shall at all times while on Voyager premises observe all security and safety policies of Voyager. Consultant is excluded from participating in any fringe benefit plans or programs as a result of the performance of the Services, without regard to Consultant’s independent contractor status, including, but not limited to, health, sickness, accident or dental coverage, life insurance, disability benefits, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, 401(k) benefit(s), and any other benefits provided by Voyager to its employees. Consultant agrees, as an independent contractor, that Consultant is not entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event that Consultant is injured in any manner or becomes ill while performing the Services under this Agreement. Because Consultant is an independent contractor, Voyager will not make any withholdings, deductions, or contributions (e.g., social security, unemployment insurance, disability insurance) from Consultant’s fees, and will report Consultant’s fees and other payments to Consultant on a 1099 form. Consultant shall bear sole responsibility for paying and reporting its own applicable federal and state income taxes, social security taxes, unemployment insurance, workers’ compensation, and health or disability insurance, retirement benefits, and other welfare or pension benefits, if any, and shall indemnify and hold Voyager harmless from and against any liability with respect thereto.

14.	Notices. All notices required or permitted under this Agreement must be in writing. Any notice given under this Agreement shall be deemed delivered when delivered by hand, by certified mail, by air courier or via facsimile to the parties at their respective addresses set forth above for Consultant and below for Voyager or at such other address as either party may provide to the other in writing from time to time. Communications and notices to Voyager will be sent to:

Voyager Therapeutics, Inc.

Attn: President & CEO

75 Sidney Street

Cambridge, MA 02139

U.S.A.

With a copy to (which shall not constitute notice):

Voyager Therapeutics, Inc.

Attn: General Counsel

75 Sidney Street

Cambridge, MA 02139

U.S.A

Notices will be effective upon receipt or at a later date stated in the notice.

15.	Assignment. The rights and obligations of the parties hereunder shall inure to the benefit of, and shall be binding upon their respective successors and assigns. This Agreement may not be assigned by Consultant, and Consultant’s obligations under this Agreement may not be subcontracted or delegated by Consultant, without the prior written consent of Voyager. For clarity, this Agreement may be assigned by Voyager with prompt notice of such assignment to Consultant.

16.	Collaboration with Neurocrine. Consultant acknowledges and agrees that: (a) Voyager and Neurocrine Biosciences, Inc., a Delaware corporation with principal offices located at 12780 El Camino Real, San Diego, CA 92130 (“Neurocrine”) are parties to a certain Collaboration and License Agreement, effective January 28, 2019, by and between Voyager and Neurocrine, as amended from time to time, (the “Neurocrine CLA”); (b) during the term of the Neurocrine CLA, Neurocrine will have full access and use of any and all Services and Work Product relating to a Collaboration Program; (c) during the term of the Neurocrine CLA, Neurocrine shall have the right to enforce any of the provisions of this Agreement concerning a Collaboration Program as a third-party beneficiary; and (d) except for Neurocrine, there are no third-party beneficiaries with any rights to enforce any of the provisions of this Agreement concerning a Collaboration Program. For the purposes of this Section 16, “Collaboration Program” shall mean any of Voyager’s programs and/or activities relating to the development, production, sale, or commercialization of any products, investigational compounds, or processes that involve gene therapy for central nervous system disorders relating to: (y) Voyager’s Friedreich’s Ataxia program as it pertains to the Neurocrine CLA; or (z) either of the two (2) yet to-be-named additional Voyager compounds/targets/programs pertaining to the Neurocrine CLA, subject to Voyager’s prior written notice to Consultant of each such compound/target/programs.

17.	Specific Enforcement. Each Party acknowledges that any breach by the other Party of its obligations under Sections 4 through 9 and Section 12 of this Agreement may result in serious and irreparable injury to the non-breaching Party for which the non-breaching Party cannot be adequately compensated by monetary damages alone. Each Party agrees, therefore, that, in addition to any other remedy the non-breaching Party may have, the non-breaching Party shall be entitled to enforce the specific performance of this Agreement by the breaching Party and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages or posting a bond.

18.	Prior Agreements; Governing Law; Severability; Amendment. This Agreement embodies the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes any prior or contemporaneous agreements with respect to the subject matter of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any choice of law principle that would dictate the application of the law of another jurisdiction, and Consultant submits to the jurisdiction and agrees to the proper venue of all state and federal courts located within the Commonwealth of Massachusetts. Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable because any other provision is found by a proper authority to be invalid or unenforceable in whole or in part. If any provision of this Agreement is found by such an authority to be invalid or unenforceable in whole or in part, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision and the intent of the parties, within the limits of Applicable Law. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or electronic copy of this Agreement, including the signature pages, will be deemed an original. This Agreement may not be amended, and its terms may not be waived, except pursuant to a written amendment or waiver signed by both parties.

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SIGNATURE PAGE TO
CONSULTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement intending it to be effective as of the Effective Date.

VOYAGER:

VOYAGER THERAPEUTICS, INC.

By:	/s/ Michael Higgins
Name:	Michael Higgins
Title:	Chairman of the Board of Directors, Interim President & Chief Executive Officer

CONSULTANT:

ALFRED SANDROCK, JR., M.D., PH.D.

By:	/s/ Alfred Sandrock, Jr.
Name:	Alfred Sandrock, Jr., M.D., Ph.D.

EXHIBIT A

STATEMENT OF WORK

Consulting Agreement Between Voyager Therapeutics, Inc. (“Voyager”) and

Consultant

1.	Services:

Consultant will provide the following advisory and consulting services concerning strategic planning, operations, and management (the “Services”). Consultant will provide up to 2.5 days of Services per week during the Term.

Consultant will provide Services on a schedule and at a location or locations as appropriate for the effective performance of the Services. In addition, Consultant will be available for a reasonable number of telephone and/or written consultations.

2.	Compensation:

Fees: Voyager will pay Consultant a retainer of thirty thousand United States Dollars ($30,000 USD) per month during the Term, payable no later than the 10th of each month for which Services are to be provided.

Expenses: Voyager will reimburse Consultant for any pre-approved expenses actually incurred by Consultant in connection with the provision of Services. Requests for reimbursement will be in a form reasonably acceptable to Voyager, will include supporting documentation and will accompany Consultant’s invoices.

Invoicing: No later than the last day of each calendar month, Consultant will invoice Voyager for expenses incurred during the preceding month. Invoices should reference this Agreement and the PO number provided by Voyager (if applicable) and should be submitted to Voyager Accounts Payable by email to: ap@vygr.com. Invoices will contain such detail as Voyager may reasonably require and will be payable in U.S. Dollars. Undisputed payments will be made by Voyager within thirty (30) days after Voyager’s receipt of Consultant’s invoice, request for reimbursement and all supporting documentation.